                      DONALDSON, LUFKIN & JENRETTE, INC.

                                 $300,000,000

                               MEDIUM-TERM NOTES

                  DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

                            DISTRIBUTION AGREEMENT
                            ----------------------
                                                     April 8, 1997


DONALDSON, LUFKIN & JENRETTE
SECURITIES CORPORATION
277 Park Avenue New York,
New York 10172

BANCAMERICA SECURITIES, INC.
40 East 52nd Street
New York, New York 10022

BANQUE PARIBAS
33 Wigmore Street
London, England W1H0BN

CHASE SECURITIES INC.
270 Park Avenue
New York, New York 10017

CITICORP SECURITIES, INC.
399 Park Avenue
New York, New York 10043

CREDIT LYONNAIS SECURITIES (USA) INC.
1301 Avenue of the Americas
New York, New York 10019

DEUTSCHE MORGAN GRENFELL INC.
31 West 52nd Street
New York, New York 10019

FIRST CHICAGO CAPITAL MARKETS INC.
One First National Plaza
Chicago, Illinois 60670

NATIONSBANC CAPITAL MARKETS, INC.
NC1-007-07-01
100 North Tryon Street
Charlotte, North Carolina 28255

SOCIETE GENERALE SECURITIES CORPORATION
1221 Avenue of the Americas
New York, New York 10020

UBS SECURITIES LLC
299 Park Avenue
New York, New York 10171


Dear Sirs:

         Donaldson, Lufkin & Jenrette, Inc., a Delaware corporation (the "Company"), confirms its agreement with each of you with respect to the issue and sale from time to time by the Company of its Medium-Term Notes due from nine months or more from date of issue (the "Notes") at an aggregate initial offering price of up to $300,000,000 (or the equivalent thereof in one or more foreign currencies or currency units), as such amount shall be reduced by the aggregate initial offering price of any other debt securities or preferred stock issued by the Company after the date hereof, whether within or without the United States ("Other Securities") pursuant to the registration statement referred to below, and agrees with each of you (individually, an "Agent", and collectively, the "Agents", which term shall include any additional agents appointed pursuant to Section 13 hereof) as set forth in this Agreement. The Notes will be issued under an indenture dated as of October 25, 1995 (the "Indenture") between the Company and The Bank of New York, as Trustee (the "Trustee"). The Notes shall have the maturities, interest rates, redemption provisions, if any, and other terms set forth in the Prospectus referred to below as it may be amended or supplemented from time to time. The Notes will be issued, and the terms and rights thereof established, from time to time by the Company in accordance with the Indenture.

                                       2

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         On the basis of the representations and warranties herein contained, but subject to the terms and conditions stated herein and to the reservation by the Company of the right (A) to sell Notes directly to investors (other than broker-dealers) in those jurisdictions in which the Company is so permitted and (B) to accept (but not solicit) offers to purchase Notes from time to time through one or more purchasers on substantially the terms set forth in Exhibit C hereto, provided that the Company shall provide the Agents with written notice of each such acceptance within two business days thereof, the Company hereby (i) appoints the Agents as the exclusive agents of the Company for the purpose of soliciting and receiving offers to purchase Notes from the Company by others pursuant to Section 2(a) hereof and (ii) agrees that, except as otherwise contemplated herein, whenever it determines to sell Notes directly to any Agent as principal, it will enter into a separate agreement (each such agreement a "Terms Agreement"), substantially in the form of Exhibit A hereto, relating to such sale in accordance with Section 2(b) hereof. In connection with the Company's reservation pursuant to clause (B) above, it is understood that the Company may respond to inquiries and requests for information from any such agents or dealers.

         The Company has prepared and filed a registration statement on Form S-3 (No. 333-07657) in respect of the Notes with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"). The Company also has filed with, or proposes to file with, the Commission pursuant to Rule 424 under the Securities Act supplements to the prospectus included in the Registration Statement that will describe certain terms of the Notes. The Registration Statement, including the exhibits thereto, as amended to the Commencement Date (as hereinafter defined) is hereinafter referred to as the "Registration Statement" and the prospectus in the form in which it appears in the Registration Statement is hereinafter referred to as the "Basic Prospectus". The Basic Prospectus as supplemented by the prospectus supplement or supplements (each a "Prospectus Supplement") specifically relating to the Notes in the form filed with, or transmitted for filing to, the Commission pursuant to Rule 424 under the Securities Act is hereinafter referred to as the "Prospectus". Any reference in this Agreement to the Registration Statement, the Basic Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") on or before the date of this Agreement or the date of the Basic Prospectus, any preliminary prospectus or the Prospectus, as the case may be; and any reference to "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any preliminary prospectus or the Prospectus, including any supplement to the Prospectus that sets forth only the terms of a particular issue of the Notes (a "Pricing Supplement"), shall be deemed to refer to and include any documents filed under the Exchange Act after the date of this Agreement, or the date of the Basic Prospectus, any preliminary prospectus or the Prospectus, as the case may be, which are deemed to be incorporated by reference therein.

         1. Representations. The Company represents and warrants to, and agrees with, each Agent as of the Commencement Date, as of each date on which the Company accepts an offer to purchase Notes (including any purchase by an Agent as principal pursuant to a Terms Agreement), as of each date the Company issues and sells Notes and as of each date the Registration Statement or the Basic Prospectus is amended or supplemented, as follows (it being understood that such representations and warranties shall be deemed to relate to the Registration Statement, the Basic Prospectus and the Prospectus, each as amended or supplemented to each such date):

                           (a) The Registration Statement has been declared
                  effective by the Commission under the Securities Act; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission; and the Registration Statement and Prospectus comply and, as amended or supplemented, if applicable, will comply, in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Trust Indenture Act"); each part of the Registration Statement filed with the Commission pursuant to the Securities Act, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus did not, as of the date of the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Prospectus, as amended or supplemented at such date, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing representations and warranties shall not apply to (i) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee, and (ii) statements or omissions
                                                4
                  in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Agent furnished to the Company in writing by such Agent expressly for use therein.

                           (b) The documents incorporated by reference in the
                  Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents, when they were filed with the Commission, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission will conform in all material respects to the requirements of the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                           (c) Since the respective dates as of which
                  information is given in the Registration Statement and the Prospectus, there has not been any material adverse change, or any development known by the Company (after diligent inquiry) involving a prospective material adverse change, in or affecting the business, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth, incorporated by reference or contemplated in the Prospectus; and except as set forth, incorporated by reference or contemplated in the Prospectus neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company and its subsidiaries taken as a whole.

                           (d) The Company and each of Donaldson, Lufkin &
                  Jenrette Securities Corporation ("DLJSC"), DLJ Capital Corporation, DLJ Mortgage Capital, Inc. and each of the Company's other "significant subsidiaries" as such term is defined in Rule 1-02 of Regulation S-X under the Securities Act (collectively, the "Subsidiaries") has been duly incorporated, is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation and has the corporate power and authority to carry on business as it is currently being conducted and to own, lease and operate its properties, all as described in the Prospectus, and each is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

                           (e) All of the outstanding shares of capital stock
                  of, or other ownership interests in, each of the Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature.

                           (f) The Notes have been duly authorized and, when
                  executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the purchasers thereof in accordance with this Agreement and any applicable Terms Agreement, will be entitled to the benefits of the Indenture, and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

                           (g) This Agreement and any applicable Terms
                  Agreement each has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms (except as rights to indemnity and contribution hereunder may be limited by applicable law).

                           (h) The Indenture has been duly qualified under the
                  Trust Indenture Act, and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

                           (i) The Notes will conform to the description
                  thereof contained in the Prospectus as amended or supplemented, if applicable, in connection with the issuance of Notes.

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                           (j) Neither the Company nor any of its Subsidiaries
                  is in violation of its respective certificate of incorporation or bylaws or in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company and its Subsidiaries, taken as a whole, to which the Company or any of its Subsidiaries is a party or by which it or any of its Subsidiaries or their respective property is bound.

                           (k) The execution, delivery and performance of this
                  Agreement, the Notes, the Indenture and any applicable Terms Agreement, and compliance by the Company with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the Securities Act or state securities or Blue Sky laws) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the certificate of incorporation or bylaws of the Company or any of its Subsidiaries or any agreement, indenture or other instrument to which it or any of its Subsidiaries is a party or by which it or any of its Subsidiaries or their property is bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Company any of its Subsidiaries or their respective properties.

                           (l) Except as otherwise set forth or incorporated
                  by reference in the Prospectus, there are no material legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any of their respective property is the subject, and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated. No contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement is not so described, filed or incorporated by reference as required.

                           (m) Neither the Company nor any of its Subsidiaries
                  has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), nor any federal or state law relating to discrimination in the hiring, promotion or pay of

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                  employees nor any applicable federal or state wages and
                  hours laws, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, which in each case might result in any material adverse change in the business, prospects, financial condition or results of operation of the Company and its Subsidiaries, taken as a whole.

                           (n) The Company and each of its Subsidiaries has
                  such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits"), including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate its respective properties and to conduct its business; the Company and each of its Subsidiaries has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit; and, except as described or incorporated by reference in the Prospectus, such permits contain no restrictions that are materially burdensome to the Company and its Subsidiaries, taken as a whole.

                           (o) In the ordinary course of its business, the
                  Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

                           (p) Except as otherwise set forth or incorporated
                  by reference in the Prospectus or such as are not material to the business, prospects, financial condition or results of operation of the Company and its Subsidiaries, taken as a whole, the Company and each of its Subsidiaries has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions except liens for taxes not yet due and payable, to all property and assets described in the Registration Statement as being owned by it. All leases to which the Company or any of its Subsidiaries is a party

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                  are valid and binding and no default has occurred or is
                  continuing thereunder, which might result in any material adverse change in the business, prospects, financial condition or results of operation of the Company and its Subsidiaries, taken as a whole, and the Company and its Subsidiaries enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee with such exceptions as do not materially interfere with the use made by the Company or such Subsidiary.

                           (q) The Company and each of its Subsidiaries
                  maintains reasonably adequate insurance.

                           (r) KPMG Peat Marwick LLP are independent public
                  accountants with respect to the Company as required by the Securities Act.

                           (s) The financial statements, together with related
                  schedules and notes forming part of or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated or incorporated by reference in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto) is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and its subsidiaries.

                           (t) The Company is not an "investment company"
                  within the meaning of the Investment Company Act of 1940, as amended.

                           (u) Except as described in the Prospectus, no
                  holder of any security of the Company has any right to require registration of shares of common stock or any other security of the Company.

                           (v) The Company has complied with all provisions of
                  Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

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                           (w) The Company and each of its Subsidiaries
                  maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                           (x) All material tax returns required to be filed
                  by the Company and each of its subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of its subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

         2. Solicitations by Agents of Offers to Purchase; Purchases by Agent as Principal. (a) On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each of the Agents hereby severally and not jointly agrees, as agent of the Company, to use its reasonable efforts to solicit offers to purchase the Notes from the Company upon the terms and conditions set forth herein and in the Prospectus as amended or supplemented from time to time.

         So long as this Agreement shall remain in effect with respect to any Agent, and subject to the reservations set forth in clauses (A) and (B) of the second paragraph of this Agreement, the Company shall not, without the consent of such Agent, solicit or accept offers to purchase, or sell, Notes or any other debt securities with a maturity at the time of original issuance of nine months or more except pursuant to this Agreement and any Terms Agreement, or except pursuant to a private placement not constituting a public offering under the Securities Act or except in connection with a firm commitment underwriting pursuant to an underwriting agreement that does not provide for a continuous offering of medium-term debt securities.

         The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase Notes. Upon receipt of at least one business day's prior notice from the Company, each Agent will suspend solicitation of
                                      10
offers to purchase Notes from the Company until such time as the Company has advised such Agent or Agents that such solicitation may be resumed. During the period of time that such solicitation is suspended, the Company shall not be required to deliver any opinions, letters or certificates in accordance with Sections 4(i), 4(j) and 4(k); provided that if the Registration Statement or Prospectus is amended or supplemented during the period of suspension (other than by an amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedules or maturities offered for the Notes or for a change that the Agents deem to be immaterial), no Agent shall be required to resume soliciting offers to purchase Notes until the Company has delivered such opinions, letters and certificates as such Agent may reasonably request.

         The Company agrees to pay each Agent, as consideration for the sale of each Note resulting from a solicitation made or an offer to purchase received by such Agent, a commission in the form of a discount from the purchase price of such Note in an amount equal to the following applicable percentage of the principal amount of such Note sold:

                                                                 Commission
                                                               (percentage of
                                                                 aggregate
                                                               principal amount
         Maturities of Notes Sold                              of Notes sold)
         -------------------------                             -------------

         From 9 months to less than 1 year..........                .125%
         From 1 year to less than 18 months.........                .150%
         From 18 months to less than 2 years........                .200%
         From 2 years to less than 3 years..........                .250%
         From 3 years to less than 4 years..........                .350%
         From 4 years to less than 5 years..........                .450%
         From 5 years to less than 6 years..........                .500%
         From 6 years to less than 7 years..........                .550%
         From 7 years to less than 10 years.........                .625%
         From 10 years to less than 12 years........                .650%
         From 12 years to less than 15 years........                .675%
         From 15 years to less than 20 years........                .750%
         From 20 years to and including 30 years....                .875%

         The Agents are authorized to solicit offers to purchase Notes only in the principal amount of $1,000 (or, if Notes are denominated in currencies, currency units or composite currencies other than U.S. dollars, such other minimum denomination specified in the applicable Pricing Supplement) or any amount in excess thereof which is an integral multiple of $1,000 (or, if Notes are denominated in currencies or currency units other than U.S. dollars, integrals in excess of the minimum denomination specified in the applicable Pricing

Supplement). Each Agent shall communicate to the Company, orally or in writing, each offer to purchase Notes received by such Agent as agent that in its judgment should be considered by the Company. The Company shall have the sole right to accept offers to purchase the Notes and may reject any such offer in whole or in part. Each Agent shall have the right, in its sole discretion, to reject any offer to purchase Notes, as a whole or in part, that it reasonably considers to be unacceptable and any such rejection shall not be deemed a breach of its agreements herein contained. The procedural details relating to the issue and delivery of Notes sold by an Agent as agent and the payment therefor are set forth in the Administrative Procedures (as hereinafter defined).

         (b) Each sale of Notes by the Company directly to any of you as principal for resale to others shall be made in accordance with the terms of this Agreement and (unless any such Agent shall otherwise agree) a Terms Agreement which will provide for the sale and purchase of such Notes. For the purposes of this Agreement, the terms "Agent" and "Agents" shall refer to you acting solely in the capacity as agent for the Company hereunder and not as principal, the term "Purchaser" shall refer to you acting solely as principal hereunder and not as agent, and the term "you" shall refer to each of you acting in both such capacities or in either such capacity; provided, however, that no Additional Agent may act as principal hereunder. Each Terms Agreement will take the form of either (i) a written agreement substantially in the form of Exhibit A hereto or (ii) an exchange of any standard form of written telecommunication between a Purchaser and the Company, and may also specify certain provisions relating to the reoffering of such Notes by such Purchaser. The commitment of any Purchaser to purchase Notes shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein and in the applicable Terms Agreement set forth. Each Terms Agreement shall specify the principal amount of Notes to be purchased by such Purchaser pursuant thereto, the price to be paid to the Company for such Notes, the maturity date of such Notes, the interest rate or interest rate basis, if any, applicable to such Notes, any other terms of such Notes, the time and date and place of delivery of and payment for such Notes (the time and date of any and each such delivery and payment, the "Time of Delivery"), any provisions relating to rights of, and default by, underwriters acting together with such Purchaser in the reoffering of Notes, and shall also specify any modification of the requirements for opinions of counsel, accountants' letters and officers' certificates pursuant to Section 4 hereof. Unless otherwise specified in a Terms Agreement, the procedural details relating to the issue and delivery of Notes purchased by a Purchaser and the payment therefor shall be as set forth in the Administrative Procedures.

         (c) Obligations Several. The Company acknowledges that the obligations of the Agents are several and not joint and, subject to the provisions of
                                               12
this Section 2, each Agent shall have complete discretion as to the manner in which it solicits purchasers for the Notes and as to the identity thereof.

         (d) Administrative Procedures. The Agents and the Company agree to perform their respective duties and obligations specifically provided to be performed in the Medium-Term Notes Administrative Procedures (the "Administrative Procedures") attached hereto as Exhibit B, as the same may be amended from time to time. The Administrative Procedures may be amended only by written agreement of the Company and the Agents.

         (e) Other Securities. The Company agrees to notify each Agent of sales by the Company of Other Securities.

         3. Commencement Date. The documents required to be delivered pursuant to Section 6 hereof on the Commencement Date shall be delivered to the Agents at the offices of Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, at 11:00 a.m., New York City time, on the date of this Agreement, which date and time of such delivery may be postponed by agreement between the Agents and the Company but in no event shall be later than the day prior to the date on which solicitation of offers to purchase Notes is commenced or the first date on which the Company accepts an offer by any Agent to purchase Notes as principal (such time and date being referred to herein as the "Commencement Date").

         4. Covenants of the Company. The Company covenants and agrees with each Agent:

                           (a)(i) To make no amendment or supplement to the
                  Registration Statement or the Prospectus prior to the termination of the offering of the Notes pursuant to this Agreement or any Terms Agreement which shall be disapproved by any Agent after reasonable opportunity to comment thereon, provided, however, that the foregoing shall not apply to any of the Company's periodic filings with the Commission described in subsection (iii) below, copies of which filings the Company will cause to be delivered to the Agents promptly after their transmission to the Commission for filing; (ii) subject to the foregoing clause (i), promptly to cause each Prospectus Supplement to be filed with or transmitted for filing to the Commission in accordance with Rule 424(b) under the Securities Act and to prepare, with respect to any Notes to be sold through or to such Agent pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by such Agent and to file such Pricing Supplement in accordance with Rule 424(b) under the Securities Act; and (iii) promptly to file all reports and any definitive proxy or information
                                      13
                  statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a Prospectus is required in connection with the offering or sale of the Notes. The Company will promptly advise each Agent (i) of the filing of any amendment or supplement to the Basic Prospectus or any amendment to the Registration Statement and of the effectiveness of any such amendment to the Registration Statement, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Prospectus relating to the Notes or the initiation or threatening of any proceeding for that purpose, or of any request by the Commission for any amendment or supplement of the Registration Statement or Prospectus or for additional information; and (iii) of the receipt by the Company of any notification with respect to any suspension of the qualification of the Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose. The Company agrees to use its best efforts to prevent the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or of any notification suspending any such qualification and, if issued, to use promptly its best efforts to obtain withdrawal thereof as soon as possible. If the Basic Prospectus is amended or supplemented as a result of the filing under the Exchange Act of any document incorporated by reference in the Prospectus, no Agent shall be obligated to solicit offers to purchase Notes so long as it is not reasonably satisfied with such document.

                           (b) To endeavor to qualify the Notes for offer and
                  sale under the securities or Blue Sky laws of such jurisdictions as the Agents shall reasonably request and to continue such qualification in effect so long as reasonably required in connection with the distribution of the Notes and to pay all fees and expenses (including fees and disbursements of counsel to the Agents) reasonably incurred in connection with such qualification and in connection with the determination of the eligibility of the Notes for investment under the laws of such jurisdictions as such Agent may designate; provided that the Company shall not be required to file a general consent to service of process in any jurisdiction or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified.

                           (c) To furnish each Agent and counsel to the
                  Agents, at the expense of the Company, a signed copy of the Registration

                  Statement (as originally filed) and each amendment thereto, in each case including exhibits and documents incorporated by reference therein and, during the period mentioned in paragraph (d) below, to furnish each Agent as many copies of the Prospectus (including all amendments and supplements thereto) and documents incorporated by reference therein as such Agent may reasonably request.


                           (d) If at any time when a Prospectus relating to
                  the Notes is required to be delivered under the Securities Act, any event shall occur as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when such Prospectus is delivered to a purchaser, not misleading, or, if in the opinion of the Agents or the Company, it is necessary at any time to amend or supplement the Prospectus to comply with law, to immediately notify the Agents by telephone (with confirmation in writing) and request each Agent (i) in its capacity as agent of the Company, to suspend solicitation of offers to purchase Notes from the Company; and (ii) to cease sales of any Notes such Agent may then own as principal (and, if so notified in either case, such Agent shall immediately cease such solicitations or sales and cease using the Prospectus as soon as practicable, but in any event not later than one business day later). If the Company shall decide to amend or supplement the Registration Statement or the Prospectus, as then amended or supplemented, it shall so advise each Agent promptly by telephone (with confirmation in writing) and, at its expense, shall prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or the Prospectus, as then amended or supplemented, that will correct such statement or omission or effect such compliance and will supply such amended or supplemented Prospectus to the Agents in such quantities as they may reasonably request. If any such amendment or supplement and any documents, opinions, letters and certificates furnished to the Agents pursuant to Sections 4(e), 4(i), 4(j) and 4(k) in connection with the preparation and filing of such amendment or supplement are satisfactory in all respects to the Agents, upon the filing with the Commission of such amendment or supplement to the Prospectus or upon the effectiveness of an amendment to the Registration Statement, the Agents will resume the solicitation of offers to purchase Notes hereunder. Notwithstanding any other provision of this Section 4(d), until the distribution of any Notes any Agent may own as principal has been completed or in the event such Agent, in the opinion of its counsel, is otherwise required to deliver a Prospectus in respect of a transaction in the Notes, if any event described in this Section 4(d) occurs the Company will, at its own expense, promptly prepare and file with the Commission an amendment or supplement, satisfactory in all respects to such Agent, that will correct such statement or omission or effect such compliance, will supply such amended or supplemented Prospectus to such Agent in such quantities as such Agent may reasonably request and shall furnish to such Agent pursuant to Sections 4(e), 4(i), 4(j) and 4(k) such documents, certificates, opinions and letters as it may request in connection with the preparation and filing of such amendment or supplement.

                           (e) To furnish to the Agents during the term of
                  this Agreement such relevant documents and certificates of officers of the Company relating to the business, operations and affairs of the Company, the Registration Statement, the Basic Prospectus, any amendments or supplements thereto, the Indenture, the Notes, this Agreement, the Administrative Procedures, any applicable Terms Agreement and the performance by the Company of its obligations hereunder or thereunder as the Agents may from time to time reasonably request and shall notify the Agents promptly in writing of any downgrading, or on its receipt of any notice of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement in the rating accorded any of securities of, or guaranteed by, the Company by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

                           (f) To make generally available to its security
                  holders and to such Agent as soon as practicable earnings statements which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering periods of at least twelve months beginning in each case with the first fiscal quarter of the Company occurring after the "effective date" (as defined in Rule 158) of the Registration Statement with respect to each sale of Notes.

                           (g) So long as any Notes are outstanding, to
                  furnish to such Agent copies of all reports or other communications (financial or other) furnished to holders of Notes and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed.

                           (h) That, from the date of any applicable Terms
                  Agreement with such Agent or other agreement by such Agent to purchase Notes as principal and continuing to and including the business day following the related Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of any debt securities of or guaranteed by the Company which are substantially similar to the Notes, without the prior written consent of such Agent.


                           (i) That each time that (i) the Registration
                  Statement or the Prospectus is amended or supplemented (other than by an amendment or supplement providing solely for the specification of or a change in the interest rates, redemption provisions, amortization schedules or maturities offered on the Notes or for a change the Agents deem to be immaterial), the Company shall furnish or cause to be furnished forthwith to the Agents the written opinion of Michael A. Boyd, the General Counsel of the Company, or other counsel for the Company satisfactory to such Agent, dated the date of such amendment or supplement, in form satisfactory to the Agents, of the same tenor as the opinion referred to in Section 6(b) hereof but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of such opinion; or, in lieu of such opinion, counsel last furnishing such an opinion, may furnish to the Agents a letter to the effect that such Agents may rely on the opinion of such counsel which was last furnished to such Agents to the same extent as though it were dated the date of such letter (except that the statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to date of delivery of such letter).

                           (j) That each time that the Registration Statement
                  or the Prospectus is amended or supplemented to set forth amended or supplemental financial information or such amended or supplemental information is incorporated by reference in the Registration Statement or the Prospectus, the Company shall cause its independent public accountants, forthwith to furnish each Agent a letter, dated the date of the effectiveness of such amendment or the date of filing of such supplement, in form satisfactory to such Agent, of the same tenor as the letter referred to in Section 6(d) with such changes as may be necessary to reflect the amended and supplemental financial information included or incorporated by reference in the Registration Statement and the Prospectus, as amended or supplemented to the date of such letter, provided that if the Registration Statement or the Prospectus is amended or supplemented solely to include or incorporate by reference financial information as of and for a fiscal quarter, such independent public accountants may limit the scope of such letter, which shall be satisfactory in form to each Agent, to the unaudited financial statements and the related "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in such amendment or supplement, unless any other information included or incorporated by reference therein of an accounting, financial or statistical nature is of such a nature that, in the reasonable judgment of any Agent, such letter should cover such other information; provided further that, if during the period from the date hereof to and including September 30, 1996, no purchase of Notes by a Purchaser pursuant to a Terms Agreement shall have taken place, then the obligation of the Company's certified public accountants to furnish such letters pursuant to this paragraph (i) shall be suspended. Thereafter, upon the purchase of any Notes by a Purchaser pursuant to a Terms Agreement, the Company's certified public accountants shall furnish such letter as would most recently have been issued pursuant to this paragraph (i) if no suspension had occurred, and such accountants' obligations under this paragraph (i) shall resume.

                           (k) That each time the Registration Statement or
                  the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedules or maturities offered on the Notes or for a change the Agents deem to be immaterial), the Company shall furnish or cause to be furnished forthwith to the Agents a certificate signed by an executive officer of the Company, dated the date of such amendment or supplement in form satisfactory to the Agents, of the same tenor as the certificates referred to in Section 6(e) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of delivery of such certificate or to the effect that the statements contained in the certificate referred to in Section 6(e) hereof which was last furnished to such Agent are true and correct at such date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to such date).

         5. Costs and Expenses. The Company covenants and agrees with each Agent that the Company will, whether or not any sale of Notes is consummated, pay all costs and expenses incident to the performance of its obligations hereunder and under any applicable Terms Agreement, including without limiting the generality of the foregoing, all costs and expenses: (i) incident to the preparation,
                                      18
issuance, execution, authentication and delivery of the Notes, including any expenses of the Trustee, (ii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus and any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Notes under the laws of such jurisdictions as the Agents (or in connection with any Terms Agreement, the applicable Agent) may designate (including fees of counsel for the Agents (or such Agent) and their disbursements), (iv) in connection with the listing of the Notes on any stock exchange, (v) related to any filing with National Association of Securities Dealers, Inc., (vi) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Indenture, any Blue Sky Memoranda and any Legal Investment Survey and the furnishing to the Agents and dealers of copies of the Registration Statement and the Prospectus, including mailing and shipping, as herein provided, (vii) payable to rating agencies in connection with the rating of the Notes, (viii) the fees and disbursements of counsel for the Agents incurred in connection with the offering and sale of the Notes, including any opinions to be rendered by such counsel hereunder and (ix) any advertising and out-of-pocket expenses incurred by the Agents.

         6. Conditions. The obligation of any Agent, as agent of the Company, at any time ("Solicitation Time") to solicit offers to purchase the Notes, the obligation of any Purchaser to purchase Notes pursuant to any Terms Agreement, and the obligation of any other purchaser to purchase Notes shall in each case be subject (1) to the condition that all representations and warranties of the Company herein and all statements of officers of the Company made in any certificate furnished pursuant to the provisions hereof are true and correct
(i) in the case of an Agent's obligation to solicit offers to purchase Notes, at and as of such Solicitation Time and (ii) in the case of any Purchaser's or any other purchaser's obligation to purchase Notes, at and as of the time the Company accepts the offer to purchase such Notes and, as the case may be, at and as of the related Time of Delivery or time of purchase; (2) to the condition that at or prior to such Solicitation Time, time of acceptance, Time of Delivery or time of purchase, as the case may be, the Company shall have complied with all its agreements and all conditions on its part to be performed or satisfied hereunder; and (3) to the following additional conditions when and as specified (it being understood that under no circumstance shall any Agent have any duty or obligation to exercise discretionary judgment on behalf of the Company or any purchaser in respect of the fulfillment of any such condition):

                           (a) Prior to such Solicitation Time or
                  corresponding Time of Delivery or time of purchase, as the case may be:

                                    (i) the Prospectus as amended or
                                    supplemented (including, if applicable,
                                    the Pricing Supplement) with respect to
                                    such Notes shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission;

                                     (ii) there shall not have been any
                                    downgrading, nor shall any notice have
                                    been given of any intended or potential
                                    downgrading or any review or possible
                                    change that does not indicate the
                                    direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act subsequent to the date hereof;

                                     (iii) there shall not have been any
                                    change, or any development involving a
                                    prospective adverse change, in the capital stock or in the long-term debt of the Company or any of its Subsidiaries from that set forth or incorporated by reference in the Registration Statement and Prospectus which would, in the opinion of the Agents, materially impair the investment quality of the Notes;

                                     (iv) the Company and its Subsidiaries
                                    shall have no liability or obligation,
                                    direct or contingent, which is material to the Company and its Subsidiaries, taken as a whole, other than those reflected or incorporated by reference in the Registration Statement and the Prospectus;

                                     (v) there shall not have been any adverse
                                    change or development involving a
                                    prospective adverse change, in the
                                    condition, financial or otherwise, of the Company or any of its Subsidiaries or the earnings, affairs, or business prospects of the Company or any of its Subsidiaries, whether or not arising in the ordinary course of business, which would, in the opinion of the Agents, materially impair the investment quality of the Notes; and

                                    (vi)(A) there shall not have been any
                                    outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in the judgment of the applicable Agent, is material and adverse and would, in the judgment of the applicable Agent, make it impracticable to market the Notes on the terms and in the manner contemplated in the Prospectus, (B) the suspension or material limitation of trading in securities on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market System or limitation on prices for securities on any such exchange or National Market System, (C) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in the opinion of the Agents materially and adversely affects, or will materially and adversely affect, the business or operations of the Company or any Subsidiary, (D) the declaration of a banking moratorium by either federal or New York State authorities or (E) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the opinion of the Agents has a material adverse effect on the financial markets in the United States.

                           (b) On the Commencement Date, and in the case of a
                  purchase of Notes by a Purchaser pursuant to a Terms Agreement or otherwise, if called for by the applicable Terms Agreement or other agreement, at the corresponding Time of Delivery, Michael A. Boyd, General Counsel of the Company, shall have furnished to the Agents or the Purchaser, as the case may be, his written opinion, dated the Commencement Date or Time of Delivery, as the case may be, in form and substance satisfactory to such Agents or such Purchaser, as the case may be, to the effect that:

                           (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority required to carry on its business as it is currently being conducted and to own, lease and operate its properties;

                            (ii) each of the Subsidiaries has been duly
                           incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority required to carry on its Business as it is currently being conducted and to own, lease and operate its properties;

                            (iii) the Company and each of its Subsidiaries is
                           duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole;

                            (iv) all of the outstanding shares of capital
                           stock of, or other ownership interests in, each of the Subsidiaries have been duly and validly authorized and issued, are fully paid and non-assessable and are owned by the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature;

                            (v) the Notes have been duly authorized and, when
                           executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the purchasers thereof in accordance with the terms of this Agreement and any applicable Terms Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except (a) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally and (b) as such enforcement may be limited by general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity;

                            (vi) this Agreement and any applicable Terms
                           Agreement each has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the

                           Company, except as rights to indemnity and contribution thereunder may be limited by applicable law;

                            (vii) the Indenture has been duly qualified under
                           the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee) is a valid and binding agreement of the Company, enforceable in accordance with its terms except (a) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally and (b) as such enforcement may be limited by general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity;

                            (viii) the Registration Statement has become
                           effective under the Securities Act, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are, to the knowledge of such counsel, pending before or contemplated by the Commission;

                            (ix) to the best of such counsel's knowledge, the
                           Company is not in violation of its certificate of incorporation or by-laws, except for such violations that would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole;

                            (x) to the best of such counsel's knowledge, none
                           of the Subsidiaries is in violation of its respective certificate of incorporation or by-laws, except for such violations that would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole, and neither the Company nor any of its Subsidiaries is in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other agreement, indenture or instrument material to the condition of the business of the Company and its Subsidiaries, taken as a whole, to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties are bound;

                            (xi) the execution, delivery and performance by
                           the Company of this Agreement, the Notes, the Indenture and any applicable Terms Agreement and compliance by the Company with all the provisions hereof and thereof will not, to the best of such counsel's knowledge based solely upon due inquiry of responsible officers of the Company, (A) require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except such as may be required under the Securities Act, the Trust Indenture Act or state securities or Blue Sky laws or by the National Association of Securities Dealers, Inc.), except where the failure to obtain such consents, approvals, authorizations or other orders would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole;
                           (B) conflict with or constitute a breach of any of the terms or provisions of the certificate of incorporation or bylaws of the Company or any of its Subsidiaries; (C) violate or conflict with any laws, administrative regulations or, to the best of such counsel's knowledge, rulings or court decrees applicable to the Company or any of its Subsidiaries or their respective properties except for such violations or conflicts that would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole; or (D) to the best of such counsel's knowledge, conflict with or constitute a breach of any of the terms or provisions of, or a default under, any agreement, indenture or other instrument material to the condition of the business of the Company and its Subsidiaries, taken as a whole, to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties are bound;

                            (xii) to the best of such counsel's knowledge, the
                           Company and each of its Subsidiaries has such permits, licenses, franchises and authorizations (collectively, "permits") of and from, and has made such declarations and filings with, governmental or regulatory authorities, including without limitation, state regulatory organization, as are necessary to own, lease and operate its respective properties and to conduct its business in the manner described or incorporated by reference in the Prospectus, except where the failure to obtain such permits or make such declarations and filings would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole; to the best of such counsel's knowledge, the Company and each of its Subsidiaries has fulfilled and performed all of its obligations with respect to such permits, except where failure to do so would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any such permit, except where such revocation, termination or impairment would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole, subject, in each case, to such qualifications as may be set forth or incorporated by reference in the Prospectus; and, to the best of such counsel's knowledge, except as described or incorporated by reference in the Prospectus, such permits contain no restrictions that are materially burdensome to the Company or any of its Subsidiaries;

                            (xiii) to the best of such counsel's knowledge,
                           all leases to which the Company or any of its Subsidiaries is a party are valid and binding and no default has occurred or is continuing thereunder which might result in any material adverse change in the business, prospects, financial condition or results of operation of the Company and its Subsidiaries, taken as a whole, and the Company and its Subsidiaries enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee with such exceptions as do not materially interfere with the use made by the Company or such Subsidiary;

                            (xiv) the statements (A) in the Prospectus under
                           the captions "Description of Notes", "Description of Debt Securities" and "Plan of Distribution", (B) incorporated by reference in the Prospectus from
                           Item 3 of Part I of the Company's most recent Annual Report on Form 10-K, if any, for the most recently completed fiscal year of the Company, (C) incorporated by reference in the Prospectus from
                           Item 1 of Part II of the Company's Quarterly
                           Reports on Form 10-Q, if any, filed since such Annual Report, (D) incorporated by reference in the Prospectus from Item 5 of the Company's Current Reports on Form 8-K, if any, filed since such Annual Report and (E) in the Registration Statement in Item 15 of Part II, insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings;

                            (xv) to the best of such counsel's knowledge,
                           based solely upon due inquiry of responsible officers of the Company, there is no legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries is a party or to which any of their respective property is subject which is required to be described or incorporated by reference in the Registration Statement or the Prospectus and is not so described or incorporated by reference, or of any contract or other document which is required to be described or incorporated by reference in the Registration Statement or the Prospectus or is required to be filed as an exhibit to the Registration Statement which is not described or filed or incorporated by reference as required;

                            (xvi) the Company is not an "investment company"
                           within the meaning of the Investment Company Act of 1940, as amended;

                            (xvii) to the best of such counsel's knowledge,
                           after due inquiry of responsible officers of the Company, no holder of any security of the Company has any right to require registration of shares of common stock or any other security of the Company except as disclosed or incorporated by reference in the Prospectus;

                            (xviii) each document incorporated by reference in
                           the Registration Statement and the Prospectus (except for the financial statements included therein as to which such counsel need express no opinion) complied as to form when filed with the Commission in all material respects with the Exchange Act; and

                            (xix) (1) the Registration Statement and the
                           Prospectus and any supplement or amendment thereto (except for financial statements as to which no opinion need be expressed) comply as to form in all material respects with the Securities Act, and (2) such counsel believes that (except for financial statements, as aforesaid and except for the part of the Registration Statement that constitutes the Form T-1) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that the Prospectus, as amended or supplemented, if applicable (except for financial statements, as aforesaid) does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                           In giving such opinion with respect to the matters
                  covered by clause (xix) such counsel may state that his opinion and belief are based upon his participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

                           (c) On the Commencement Date, and in the case of a
                  purchase of Notes by a Purchaser pursuant to a Terms Agreement or otherwise, if called for by the applicable Terms Agreement or other agreement, at the corresponding Time of Delivery, Davis Polk & Wardwell, counsel to the Agents, shall have furnished to the Agents or such Purchaser, as the case may be, their opinion, dated the Commencement Date or Time of Delivery, as the case may be, in form and substance satisfactory to such Agents or such Purchaser, as the case may be, as to the matters referred to in clauses (v), (vi), (vii), (viii), (xiv) (but only with respect to the statements under the caption "Description of Notes", "Description of Debt Securities" and "Plan of Distribution") and (xix) of the foregoing paragraph (b). In giving such opinion with respect to the matters covered by clause (xix) such counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

                           (d) On the Commencement Date, the Company's
                  independent certified public accountants who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and Prospectus, as then amended or supplemented, shall have furnished to the Agents a letter, dated the Commencement Date, in form and substance satisfactory to the Agents, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information relating to the Company contained in or incorporated by reference in the Registration Statement and the Prospectus, as then amended or supplemented.

                           (e) On the Commencement Date, and in the case of a
                  purchase of Notes by a Purchaser pursuant to a Terms Agreement or otherwise, if called for by the applicable Terms Agreement or other agreement, at the corresponding Time of Delivery, the Agents or such Purchaser, as the case may be, shall have received a certificate or certificates signed by an executive officer of the

                  Company, dated the Commencement Date or Time of Delivery, as the case may be, to the effect set forth in Section 6(a)(i),
                  (ii), (iii), (iv) and (v) above and to the further effect that (1) the representations and warranties of the Company contained herein are true and correct on and as of the Commencement Date or Time of Delivery, as the case may be, as if made on and as of such date and (2) the Company has complied with all agreements and all conditions on its part to be performed or satisfied hereunder or under the applicable Terms Agreement or other agreement at or prior to the Commencement Date or Time of Delivery, as the case may be.

                           (f) On the Commencement Date, Davis Polk &
                  Wardwell, special tax counsel to the Company, shall have furnished an opinion dated the Commencement Date confirming that the information set forth in the Prospectus under the caption "United States Tax Considerations" is accurate in all material respects.

                           (g) On the Commencement Date and at each Time of
                  Delivery, the Company shall have furnished to the Agents or the Purchaser, as the case may be, such further certificates, information and documents as such Agents or such Purchaser, as the case may be, may reasonably request.

                  7. Indemnification. (a) The Company agrees to indemnify and hold harmless each Agent and each person, if any, who controls any Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Agents furnished in writing to the Company by or on behalf of any Agent expressly for use therein.

         (b) In case any action shall be brought against any Agent or any person controlling such Agent, based upon any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company, such Agent shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses. Any Agent or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Agent or such controlling person unless (i) the employment of such counsel shall have been specifically authorized in writing by the Company, (ii) the Company shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both such Agent or such controlling person and the Company and such Agent or such controlling person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company (in which case the Company shall not have the right to assume the defense of such action on behalf of such Agent or such controlling person, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Agents and controlling persons, which firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation, subject to approval by a majority of such Agents, and that all such fees and expenses shall be reimbursed as they are incurred). The Company shall not be liable for any settlement of any such action effected without its written consent but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Agent and any such controlling person from and against any loss or liability by reason of such settlement. Notwithstanding the immediately preceding sentence, if in any case where the fees and expenses of counsel are at the expense of the indemnifying party and an indemnified party shall have requested the indemnifying party to reimburse the indemnified party for such fees and expenses of counsel as incurred, such indemnifying party agrees that it shall be liable for any settlement of any action effected without its written consent if (i) such settlement is entered into more than ten business days after the receipt by such indemnifying party of the aforesaid request and
(ii) such indemnifying party shall have failed to reimburse the indemnified party in accordance with such request for reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         (c) Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Agent but only with reference to information relating to such Agent furnished in writing by or on behalf of such Agent expressly for use in the Registration Statement, the Prospectus or any preliminary prospectus. In case any action shall be brought against the Company, any of its directors, any such officer or any person controlling the Company based on the Registration Statement, the Prospectus or any preliminary prospectus and in respect of which indemnity may be sought against any Agent, such Agent shall have the rights and duties given to the Company (except that if the Company shall have assumed the defense thereof, such Agent shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Agent), and the Company, its directors, any such officers and any person controlling the Company shall have the rights and duties given to the Agent, by Section 7(b) hereof.

         (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agents on the other hand from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Agents in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Agents shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Agents from the offering of the Notes, bear to the total price to the public of the Notes. The relative fault of the Company and the Agents shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or the Agents and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and each Agent agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Notes purchased by or sold through such Agent and distributed to the public exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Agents' obligations to contribute pursuant to this Section 7(d) are several in proportion to the respective principal amount of Notes purchased by or through each of the Agents hereunder and not joint.

         8. Termination. (a) This Agreement may be terminated at any time (i) by the Company with respect to any or all of the Agents or (ii) by any Agent with respect to itself only, in each case upon the giving of written notice of such termination to each other party hereto. Any Terms Agreement shall be subject to termination in the absolute discretion of the Agent or Agents that are parties thereto on the terms set forth or incorporated by reference therein. The termination of this Agreement shall not require termination of any agreement by an Agent to purchase Notes as principal (whether pursuant to a Terms Agreement or otherwise) and the termination of such an agreement shall not require termination of this Agreement. In the event this Agreement is terminated with respect to any Agent, (x) this Agreement shall remain in full force and effect with respect to any Agent as to which such termination has not occurred, (y) this Agreement shall remain in full force and effect with respect to the rights and obligations of any party which have previously accrued or which relate to Notes which are already issued, agreed to be issued or the subject of a pending offer at the time of such termination and (z) in any event, the provisions of the fourth paragraph of Section 2(a), Section 2(c), the last sentence of Section 4(d) and Sections 4(f), 4(g), 5, 7, 9, 10, 12 and 15 shall survive; provided that if at the time of termination an offer to purchase Notes has been accepted by the Company but the time of delivery to the purchaser or its agent of such Notes has not yet occurred, the provisions of Sections 2(b), 2(d), 4(a) through 4(e), 4(h) through 4(k) and 6 shall also survive. If any Terms Agreement is terminated, the provisions of the last sentence of Section 4(d) and Sections 2(b), 2(d), 4(a), 4(b), 4(e), 4(g) through 4(k), 5, 6, 7, 9, 10, 12 and 15 (which shall have been incorporated by reference in such Terms Agreement) shall survive.

         (b) If this Agreement or any Terms Agreement shall be terminated by an Agent or Agents because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement or any Terms Agreement or if for any reason the Company shall be unable to perform its obligations under this Agreement or any Terms Agreement or any condition of any Agent's obligations cannot be fulfilled, the Company agrees to reimburse each Agent or such Agents as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of their counsel) reasonably incurred by such Agent or Agents in connection with this Agreement or the offering of Notes.

         9. Position of the Agents. Each Agent, in soliciting offers to purchase Notes from the Company and in performing the other obligations of such Agent hereunder (other than in respect of any purchase by an Agent as principal, pursuant to a Terms Agreement or otherwise), is acting solely as agent for the Company and not as principal and does not assume any obligation towards or relationship of agency or trust with any purchaser of Notes. Each Agent will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes from the Company was solicited by such Agent and has been accepted by the Company, but such Agent shall not have any liability to the Company in the event such purchase is not consummated for any reason. If the Company shall default on its obligation to deliver Notes to a purchaser whose offer it has accepted, the Company shall (i) hold the relevant Agent harmless against any loss, claim, damage or liability arising from or as a result of such default by the Company and (ii) notwithstanding such default, pay to the Agent that solicited such offer any commission to which it would be entitled in connection with such sale.

         10. Representations and Indemnities to Survive. The respective indemnities and contribution agreements, representations, warranties and other statements of the Company, its officers and the Agents set forth in or made pursuant to this Agreement or any agreement by an Agent to purchase Notes as principal shall remain in full force and effect regardless of any termination of this

Agreement or any such agreement, any investigation made by or on behalf of any Agent or any controlling person of any Agent, or the Company, or any officer or director or any controlling person of the Company, and shall survive each delivery of and payment for any of the Notes.

         11. Notices. Except as otherwise specifically provided herein or in the Administrative Procedures, all statements, requests, notices and advices hereunder shall be in writing, and effective only on receipt, and will be delivered by hand, by mail (postage prepaid), by telegram (charges prepaid), telex or telecopier. Communications to the Agents will be sent, in the case of Donaldson, Lufkin & Jenrette Securities Corporation, to 277 Park Avenue, New York, New York 10172, Telecopier: (212) 892-8244; Attention: Roger Thompson; BancAmerica Securities, Inc., 231 S. LaSalle, Chicago, Illinois 60697,
Telecopier: (312) 828- 3012; Banque Paribas, 33 Wigmore Street, London, England W1H0BN, Telecopier: 011-44-171-895-2555; Attention: Daniele Cogoi; Chase Securities Inc., 270 Park Avenue, New York, New York 10017, Telecopier:
(212) 834- 6564); Attention: Robert L. Taylor; Citicorp Securities, Inc., 399 Park Avenue, New York, New York 10043, Commscan: (212) 747-0343; Telecopier:
(212) 291-3190; Attention: MTN Desk Head; Credit Lyonnais Securities (USA) Inc., 1301 Avenue of the Americas, New York, New York 10019, Telecopier: (212) 261-3575; Attention: Debt Capital Markets Syndicate; Deutsche Morgan Grenfell Inc., 31 West 52nd Street, New York, New York 10019, Telecopier: (212) 469-7875; Attention: Debt Capital Markets Syndicate; First Chicago Capital Markets, Inc., One First National Plaza, Chicago, Illinois 60670, Telecopier:
(312) 732- 7954; Attention: Medium Term Note Desk; NationsBanc Capital Markets, Inc., NC1-007-07-01, 100 North Tryon Street, Charlotte, North Carolina 28255, Telecopier: (704) 388-9939; Attention: MTN Product Manager; Societe Generale Securities Corporation, 1221 Avenue of the Americas, New York, New York 10020, Telex: (212) 278-5450; Telecopier: (212) 278-5460;
Attention: Timothy B. Moyer; UBS Securities LLC, 299 Park Avenue, New York, New York 10171, Telex: (212) 821-4542; Telecopier: (212) 821-3667 Attention:
Richard Messina; and, if sent to the Company, to 277 Park Avenue, New York, New York 10172; Telecopier: (212) 892-4670; Attention: Charles Hendrickson, Senior Vice President and Treasurer.

         12. Successors. This Agreement and any Terms Agreement shall be binding upon, and inure solely to the benefit of, each Agent and the Company, and their respective successors and the officers, directors and controlling persons referred to in Section 7 and (to the extent expressly provided in Section 6) the purchasers of Notes, and no other person shall acquire or have any right or obligation under or by virtue of this Agreement or any Terms Agreement.

         13. Amendments. This Agreement may be amended or supplemented if, but only if, such amendment or supplement is in writing and is signed by the Company and each Agent; provided that the Company may from time to time, on

7 days prior written notice to the Agents but without the consent of any Agent, amend this Agreement to add as a party hereto one or more additional firms registered under the Exchange Act, whereupon each such firm shall become an Agent hereunder on the same terms and conditions as the other Agents that are parties hereto. The Agents shall sign any amendment or supplement giving effect to the addition of any such firm as an Agent under this Agreement.

         14. Business Day. Time shall be of the essence in this Agreement and any Terms Agreement. As used herein, the term "business day" shall mean any day which is not a Saturday or Sunday or legal holiday or a day on which banks in New York City are required or authorized by law, regulation or executive order to close.

         15. Applicable Law. This Agreement and any Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflict of laws provisions thereof.

         16. Counterparts. This Agreement and any Terms Agreement may be signed in counterparts, each of which shall be an original, and all of which together shall constitute one and the same instrument.

         17. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

         If the foregoing is in accordance with your understanding, please sign and return to us 13 counterparts hereof, whereupon this letter and the acceptance by each of you thereof shall constitute a binding agreement between the Company and each of you in accordance with its terms.

                                    Very truly yours,

                                    DONALDSON, LUFKIN & JENRETTE, INC.

                                    By:
                                        -----------------------------------
                                        Name:
                                        Title:



Accepted in New York, New York, as of the date first above written:

DONALDSON, LUFKIN & JENRETTE
SECURITIES CORPORATION


By:
   -----------------------------------
Name:
Title:

BANCAMERICA SECURITIES, INC.


By:
   -----------------------------------
Name:
Title:

BANQUE PARIBAS


By:
   -----------------------------------
Name:
Title:

CHASE SECURITIES INC.


By:
   -----------------------------------
Name:
Title:

CITICORP SECURITIES, INC.


By:
   -----------------------------------
Name:
Title:

CREDIT LYONNAIS SECURITIES (USA) INC.


By:
   -----------------------------------
Name:
Title:

DEUTSCHE MORGAN GRENFELL


By:
   -----------------------------------
Name:
Title:

FIRST CHICAGO CAPITAL MARKETS INC.


By:
   -----------------------------------
Name:
Title:

NATIONSBANC CAPITAL MARKETS, INC.


By:
   -----------------------------------
Name:
Title:

SOCIETE GENERALE SECURITIES CORPORATION


By:
   -----------------------------------
Name:
Title:

UBS SECURITIES LLC

By:
   -----------------------------------
Name:
Title:

                                                                     EXHIBIT A
                                                                     ---------

                              [Principal Amount]

                      DONALDSON, LUFKIN & JENRETTE, INC.

                               MEDIUM-TERM NOTES

                                TERMS AGREEMENT


                                                        ____________ ___, 199_


DONALDSON, LUFKIN & JENRETTE, INC.
277 Park Avenue
New York, New York 10172

Attention:

                  Re:      Distribution Agreement dated as of
                           March __, 1997 (the "Distribution Agreement")

         The undersigned agrees to purchase Medium-Term Notes having the following terms:


                     FLOATING RATE             FIXED RATE         AMORTIZING      DUAL CURRENCY
ALL NOTES:           NOTES:                    NOTES:             NOTES:          NOTES:                       INDEXED NOTES:
----------           -------------             -----------        ----------      --------------               --------------
Principal  Amount:   Interest Rate Basis or    Interest Rate: %   Amortization    Face Amount Currency:        Index Currency:
                     Bases:                                       Schedule        Face Amount                  Currency Base Rate:

Purchase             If LIBOR:
Price: %             [ ] LIBOR Reuters
                     [ ] LIBOR Telerate

Settlement Date      Index Maturity:                                              Optional Payment Currency:   Determination Agent:
and Time:

Place of Delivery:   Spread (plus                                                 Designated Exchange Rate:
                     or minus):        %

Original Issue       Spread                                                       Option Election Date(s):
Date:                Multiplier:       %

Specified Currency:  Initial Interest                                             Option Value Calculation
[ ] U.S. dollars     Rate:    %                                                   Agent:
[ ] Other:

Authorized           Initial Interest
Denomination:        Reset Date:

[ ]      $1,000 and  Interest Reset
         integral    Date(s)
         multiples
         thereof

[ ]      Other:

Maturity Date:       Maximum Interest
                     Rate: %

Interest             Minimum Interest
Payments Date(s):    Rate: %



                     FLOATING RATE             FIXED RATE         AMORTIZING      DUAL CURRENCY
ALL NOTES:           NOTES:                    NOTES:             NOTES:          NOTES:                       INDEXED NOTES:
----------           -------------             -----------        ----------      --------------               --------------
Optional Repayment    INTEREST
Date(s):              CATEGORY:

Initial Redemption    [ ] Regular Floating
Date:                          Rate Note
                      [ ] Floating Rate/Fixed

Initial Redemption             Rate Note
Percentage: %                  Fixed Rate
                               Commencement
Annual Redemption                 Date:
Percentage                     Fixed Rate
Reduction: %                   Interest: %
                      [ ] Inverse Floating
[ ] Original Issue             Rate Note
      Discount Note            Fixed Interest
      Issue Price: %           Rate:
                      [ ] Original Issue
Exchange Rate                  Discount Note
  Agent:                       Issue Price:

Other Provisions:



         [The certificate referred to in Section 6(e) of the Distribution Agreement and the opinions referred to in Sections 6(b) and 6(c) of the Distribution Agreement will be required.]

         The provisions of Sections 1, 2(b) and 2(d) and 4 through 7, 10, 11, 12 and 15 of the Distribution Agreement and the related definitions are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein.

         This Agreement is subject to termination in our absolute discretion on the terms incorporated by reference herein. If this Agreement is so terminated, the provisions set forth in the last sentence of Section 8 of the Distribution Agreement shall survive for the purposes of this Agreement.

                                                     [NAME OF AGENT(S)]


                                                     By
                                                        -----------------------
                                                         Name:
                                                         Title:


Accepted:

DONALDSON, LUFKIN & JENRETTE, INC.


By
  --------------------------------
    Name:
    Title:

                                                                      EXHIBIT B

                       DONALDSON, LUFKIN & JENRETTE, INC.

                               MEDIUM-TERM NOTES

                           ADMINISTRATIVE PROCEDURES

                     --------------------------------------

         The Medium-Term Notes (the "Notes"), are to be offered on a continuous basis by Donaldson, Lufkin & Jenrette, Inc. (the "Company"). Each of Donaldson, Lufkin & Jenrette Securities Corporation, BancAmerica Securities, Inc., Banque Paribas, Chase Securities Inc., Citicorp Securities, Inc., Credit Lyonnais Securities (USA) Inc., Deutsche Morgan Grenfell Inc., First Chicago Capital Markets, Inc., NationsBanc Capital Markets, Inc., Societe Generale Securities Corporation and UBS Securities LLC (each, an "Agent") has agreed to solicit offers to purchase the Notes in registered form. The Notes are being sold pursuant to a Distribution Agreement dated as of April 8, 1997 (the "Agreement") between the Company and the Agents. In the Agreement, each Agent has agreed to use its reasonable efforts to solicit purchases of the Notes. Each Agent, as principal, may purchase Notes for its own account and if it does so, the Company and such Agent will enter into a terms agreement (each, a "Terms Agreement"), as contemplated by the Agreement.

         The Notes will be issued under an Indenture dated as of October 25, 1995 (the "Indenture") between the Company and The Bank of New York, as trustee (the "Trustee"). The Bank of New York (the "Bank") will be the Registrar, Calculation Agent, Authenticating Agent and Paying Agent for the Notes, and will perform the duties specified herein. Each Note will bear interest at either a fixed rate (the "Fixed Rate Notes"), or a floating rate (the "Floating Rate Notes"). The Notes will be issued in U.S. dollars or other currencies, currency units or composite currencies (the "Specified Currency"). Each Note will be represented by either a Global Security (as defined below) delivered to the Bank, as agent for The Depository Trust Company

("DTC"), and recorded in the book-entry system maintained by DTC (a "Book-Entry Note") or a certificate issued in definitive form delivered to the holder thereof or a person designated by such holder (a "Certificated Note"). Certificated Notes will not be exchangeable for Book-Entry Notes, and Book-Entry Notes will not be exchangeable for and will not otherwise be issuable as Certificated Notes except in limited circumstances.

         Book-Entry Notes will be issued in accordance with the administrative procedures set forth in Part I hereof as they may subsequently be amended as the result of changes in DTC'S operating procedures, and Certificated Notes will be issued in accordance with the administrative procedures set forth in
Part II hereof. Unless otherwise defined herein, terms defined in the Indenture or the Notes shall be used herein as therein defined.

PART I: ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES

         In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Bank will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representation from the Company and the Bank to DTC, dated as of the date of the Agreement (the "Letter of Representation"), and a Medium-Term Note Certificate Agreement between the Bank and DTC, dated as of April 14, 1989, and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").


Issuance:               On any date of settlement (as defined under
                        "Settlement" below) for one or more Book-Entry Notes, the Company will issue a single global security in fully registered form without coupons (a "Global
                        Security") representing up to U.S. $200,000,000 principal amount (or, if the Specified Currency is other than U.S. dollars, the equivalent thereof in such Specified Currency) of all such Notes that have the same Purchase Price, Settlement Date, Maturity Date, redemption or repayment provisions, Interest Payment
                        Date(s), Original Issue Date, original issue discount provisions (if any), and, in the case of Fixed Rate
                        Notes, Interest Rate, modified payment upon redemption, repayment or acceleration (if any), amortization schedule (if any) or, in the case of Floating Rate
                        Notes, Initial Interest Rate, Interest Payment Period,
                        Calculation Agent, Interest Rate Basis, Index

                        Maturity, Interest Reset Period, Interest Reset Dates, Spread or Spread Multiplier (if any), Alternate Rate Event Spread (if any), Minimum Interest Rate (if any) and Maximum Interest Rate (if any), Index currency (if any) and, in each case, any other relevant terms (collectively "Terms"). Each Global Security will be dated and issued as of the date of its authentication by the Bank. Each Global Security will bear an "Interest Accrual Date," which will be (i) with respect to any Global Security (or any portion thereof) issued on any date of settlement, its original issuance date and (ii) with respect to any Global Security (or any portion thereof) issued subsequently upon exchange of a Global Security, or in lieu of a destroyed, lost or stolen Global Security, the most recent Interest Payment Date to which interest had been paid or duly provided for on the predecessor Global Security or Securities (or if no such payment or provision has been made, the original issuance date of the predecessor Global Security), regardless of the date of authentication of such subsequently issued Global Security. No Global Security will represent (i) both Fixed Rate and Floating Rate Book-Entry Notes or (ii) any Certificated Note.

                        The Company has arranged with the CUSIP Numbers Service Bureau of Standard & Poor's Corporation (the "CUSIP Service Bureau") for the reservation of a series of approximately 900 CUSIP numbers (including tranche numbers) for assignment to the Global Securities representing the Book-Entry Notes. The Company has obtained from the CUSIP Service Bureau a written list of each series of reserved CUSIP numbers and has delivered to the Bank and DTC the written list of 900 CUSIP numbers of such series. The Bank will assign CUSIP numbers to Global Securities as described below under Settlement Procedure "B". DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Bank has assigned to Global Securities. At any time when fewer than 100 of the reserved CUSIP numbers of either series remain unassigned to Global Securities, the Bank shall so advise the Company and, if it deems necessary, the Company will reserve additional CUSIP numbers for assignment to Global Securities representing Book-Entry Notes. Upon obtaining such additional CUSIP numbers, the Company shall deliver a list of such additional CUSIP numbers to the Bank and DTC.

Registration:           Each Global Security will be registered in the name of
                        Cede & Co., as nominee for DTC, on the Security register maintained under the Indenture. The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC with respect to such Book-Entry Note (the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner in such
                        Note in the account of such Participants. The ownership interest of such beneficial owner in such Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:              Transfers of a Book-Entry Note will be accompanied by
                        book entries made by DTC and, in turn, by Participants
                        (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Book-Entry Note.

Exchanges:              The Bank may deliver to DTC and the CUSIP Service
                        Bureau at any time a written notice of consolidation specifying (i) the CUSIP numbers of two or more
                        Outstanding Global Securities that represent Book-Entry
                        Notes having the same Terms and for which interest has been paid to the same date, (ii) a date, occurring at least thirty days after such written notice is delivered and at least thirty days before the next
                        Interest Payment Date for such Book-Entry Notes, on which such Global Securities shall be exchanged for a single replacement Global Security and (iii) a new
                        CUSIP number to be assigned to such replacement Global
                        Security. Upon receipt of such a notice, DTC will send to its Participants (including the Bank) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Bank will deliver to the CUSIP
                        Service Bureau a written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Securities to be exchanged will no longer be valid. On the specified exchange date, the Bank will exchange such Global Securities for a single Global
                        Security bearing the new CUSIP number and a new
                        Interest Accrual Date, and the CUSIP numbers of the exchanged Global Securities will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. Notwithstanding the foregoing, if the Global Securities to be exchanged exceed
                        U.S.$200,000,000 (or, if the Specified Currency is other than U.S. dollars, the equivalent thereof in such Specified Currency) in aggregate principal amount, one
                        Global Security will be authenticated and issued to represent each U.S. $200,000,000 principal amount (or, if the Specified Currency is other than U.S. dollars, the equivalent thereof in such Specified Currency) of the exchanged Global Security and an additional Global
                        Security will be authenticated and issued to represent any remaining principal amount of such Global
                        Securities (see "Denominations" below).

Maturities:             Each Book-Entry Note will mature on a date nine months
                        or more from its date of issue.

Currency:               Book-Entry Notes will be denominated in U.S. dollars
                        unless otherwise specified in the applicable Pricing
                        Supplement.

Notice of Redemption    The Bank will give notice to DTC prior to each
and Repayment Dates:    redemption date or repayment date (as specified in the
                        Note), if any, at the time and in the manner set forth in the Letter of Representation.

Denominations:          Unless otherwise specified in the applicable Pricing
                        Supplement, Book-Entry Notes will be issued in denominations of $1,000 (or, if the Specified Currency is other than U.S. dollars, the minimum denomination thereof specified in the applicable Pricing Supplement) or any amount in excess thereof which is an integral multiple of $1,000 (or, if the Specified Currency is other than U.S. dollars, integral multiples of such minimum denomination thereof specified in the applicable Pricing Supplement). Global Securities will be denominated in principal amounts not in excess of U.S. $200,000,000 (or, if the Specified Currency is other than U.S. dollars, the equivalent thereof in such Specified Currency). If one or more Book-Entry Notes having an aggregate principal amount in excess of U.S.
                        $200,000,000 (or, if the Specified Currency is other than U.S. dollars, the equivalent thereof in such Specified Currency) would, but for the preceding sentence, be represented by a single Global Security, then one Global Security will be issued to represent each U.S. $200,000,000 principal amount (or, if the Specified Currency is other than U.S. dollars, the equivalent thereof in such Specified Currency) of such Book-Entry Note or Notes and an additional Global
                        Security will be issued to represent any remaining principal amount of such Book-Entry Note or Notes. In such a case, each of the Global Securities representing such Book-Entry Note or Notes shall be assigned the same CUSIP number.

Interest:               General. Unless otherwise specified in the applicable
                        Pricing Supplement, interest on each Book-Entry Note will accrue from the Interest Accrual Date of the Global Security representing such Book-Entry Note. Each payment of interest on a Book-Entry Note will include interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly made available for payment (or from and including the date of issue, if no interest has been paid with respect to such Book-Entry
                        Note) to but excluding the related Interest Payment
                        Date or the Maturity Date, as the case may be. Interest payable at the maturity or upon redemption or repayment of a Book-Entry Note will be payable to the person to whom the principal of such Note is payable. Standard &
                        Poor's Corporation will use the information received in the pending deposit message described under Settlement
                        Procedure "C" below in order to include the amount of any interest payable and certain other information regarding the related Global Security in the appropriate weekly bond report published by Standard &
                        Poor's Corporation.

                        Record Dates. Unless otherwise specified in the applicable Pricing Supplement, the Record Date with respect to any Interest Payment Date shall be the fifteenth calendar day (whether or not a Business Day) immediately preceding such Interest Payment Date.

                        Fixed Rate Book-Entry Notes. Unless otherwise specified in the applicable Pricing Supplement, Interest Payment Dates for Fixed Rate Book-Entry Notes will be June 15 and December 15 of each year; provided that, in addition to other amounts due and payable on any Maturity Date, interest accrued from and including the immediately preceding Interest Payment Date shall be paid on such Maturity Date. In the event that any Interest Payment Date or Maturity Date for a Fixed Rate Book-Entry Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date or Maturity Date to such next succeeding Business Day. The first payment of interest on any Fixed Rate Book-Entry Note issued between a Record Date and an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Record Date.

                        Floating Rate Book-Entry Notes. Except as provided in the applicable Pricing Supplement, interest will be payable in the case of Floating Rate Book-Entry Notes which reset (i) daily, weekly or monthly, on a Business Day that occurs in each month or that occurs in each third month, as specified in the applicable Pricing Supplement; (ii) quarterly, on a Business Day that occurs in each third month, as specified in the applicable Pricing Supplement; (iii) semiannually, on a Business Day that occurs in each of two months of each year, as specified in the applicable Pricing Supplement; and (iv) annually, on a Business Day that occurs in one month of each year, as specified in the applicable Pricing Supplement (each, an "Interest Payment Date"), and, in each case, on the Maturity Date. If an Interest Payment Date for Floating Rate Book-Entry Notes would otherwise be a day that is not a Business Day, such Interest Payment Date will be the next succeeding Business Day and no interest shall accrue for the period from and after such Interest Payment Date, except that if such Note is a LIBOR Note and such Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day. In the case of a Floating Rate Book-Entry Note issued between a Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Record Date.

                        Notice of Interest Payment and Record Dates. On the first Business Day of January, April, July and October of each year, the Bank will deliver to the Company and DTC a written list of Record Dates and Interest Payment Dates that will occur with respect to Book-Entry Notes during the three-month period beginning on such first Business Day.

Calculation of          Fixed Rate Book-Entry Notes. Unless otherwise specified
Interest:               in the applicable Pricing Supplement, interest on Fixed
                        Rate Book-Entry Notes (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months.

                        Floating Rate Book-Entry Notes. Unless otherwise specified in the applicable Pricing Supplement, interest rates on Floating Rate Book-Entry Notes will be determined as set forth in the form of such Notes. Interest on Floating Rate Book-Entry Notes will be calculated on the basis of actual days elapsed and a year of 360 days except that in the case of Treasury Rate Notes, interest will be calculated on the basis of the actual number of days in the year.

Payments of Principal   Payments of Interest. Promptly after each Record Date,
and Interest:           the Bank will deliver to the Company and DTC a written
                        notice specifying by CUSIP number the amount of interest to be paid on each Global Security other than an Amortizing Note on the following Interest Payment
                        Date (other than an Interest Payment Date coinciding with maturity or any earlier redemption or repayment date) and the total of such amounts. DTC will confirm the amount payable on each such Global Security on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor's Corporation. In the case of Amortizing Notes, the Bank will provide separate written notice to DTC prior to each Interest
                        Payment Date at the time and in the manner set forth in the Letter of Representation. The Company will pay to the Bank, as paying agent, the total amount of interest due on such Interest Payment Date (and, in the case of an Amortizing Note, principal and interest) (other than at maturity), and the Bank will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment."

                        Payments at Maturity or Upon Redemption or Repayment. On or about the first Business Day of each month, the Bank will deliver to the Company and DTC a written list of principal and interest to be paid on each Global Security other than an Amortizing Note maturing either at maturity or on a redemption or repayment date in the following month. The Company and DTC will confirm the amounts of such principal and interest payments with respect to each such Global Security on or about the fifth Business Day preceding the Maturity Date or redemption or repayment date of such Global Security. In the case of Amortizing Notes, the Bank will provide separate written notice to DTC prior to the Maturity Date and any redemption or repayment date, as the case may be, at the times and in the manner set forth in the Letter of Representation. The Company will pay to the Bank, as the paying agent, the principal amount of such Global Security, together with interest due at such Maturity Date or redemption or repayment date. The Bank will pay such amounts to DTC at the times and in the manner set forth below under "Manner of Payment." If any Maturity Date or redemption or repayment date of a Global Security representing Book-Entry Notes is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day with respect to such Book-Entry Note. No interest shall accrue for the period from and after the Maturity Date or redemption or repayment date to such next succeeding Business Day. Promptly after payment to DTC of the principal and interest due on the Maturity Date or redemption or repayment date of such Global Security, the Bank will cancel such Global Security in accordance with the terms of the Indenture and deliver it to the Company with a certificate of cancellation.

                        Manner of Payment. Payments on Global Securities denominated in U.S. dollars will be made in the manner described below. Payments on Global Securities denominated in a Specified Currency, other than U.S. dollars will be made in accordance with DTC's "Issuing/Paying Agent General Operating Procedures and Participant Terminal System Procedures for Medium-Term Notes (MTNs) Including Deposit Notes and Medium-Term Bank Notes," subject, further, to the provisions of the Notes. The total amount of any principal and interest due on Global Securities on any Interest Payment Date or at maturity or upon redemption or repayment shall be paid by the Company to the Bank in funds available for immediate use by the Bank not later than 9:30 A.M. (New York City time) on such date. The Company will make such payment on such Global Securities by instructing the Bank to withdraw funds from an account maintained by the Company at the Bank. The Company will confirm such instructions in writing to the Bank. Payment shall be made prior to 10:00 A.M. (New York City time) or as soon thereafter as practicable, on each Maturity Date or redemption or repayment date or, if either such date is not a Business Day, as soon as possible thereafter, the Bank will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of principal (together with interest thereon) due on Global Securities on any Maturity Date or redemption or repayment date. On each Interest Payment Date or, if any such date is not a Business Day, as soon as possible thereafter, interest payments and, in the case of Amortizing Notes, interest and principal payments shall be made to DTC in same day funds in accordance with existing arrangements between the Bank and DTC. Thereafter on each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the Book-Entry Notes represented by such Global Securities are recorded in the book-entry system maintained by DTC. Neither the Company nor the Bank shall have any responsibility or liability for the payment by DTC to such Participants of the principal of and interest on the Book-Entry Notes.

                        Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other person responsible for forwarding payments directly to the beneficial owner of such Note.

Preparation             If any order to purchase any Book-Entry Notes is
of Pricing Supplement:  accepted by or on behalf of the Company, the Company will prepare a pricing supplement (a "Pricing
                        Supplement") reflecting the terms of such Note and will arrange to file such Pricing Supplement with the Commission in accordance with the applicable paragraph of Rule 424 under the Securities Act and will deliver the number of copies of such Pricing Supplement to the relevant Agent as such Agent shall request by the close of business on the following Business Day. The relevant
                        Agent will cause such Pricing Supplement to be delivered to the purchaser of the Note. In each instance that a Pricing Supplement is prepared, the Agents receiving such Pricing Supplement will affix the Pricing Supplement to Prospectuses prior to their use.
                        Outdated Pricing Supplements, and the Prospectuses to which they are attached (other than those retained for files), will be destroyed.

Settlement:             The receipt by the Company of immediately available
                        funds in payment for a Book-Entry Note and the authentication and issuance of the Global Security representing such Note shall constitute "settlement" with respect to such Note. All orders accepted by the Company will be settled on the third Business Day pursuant to the timetable for settlement set forth below unless the Company and the purchaser agree to settlement on another day, which shall be no earlier than the next Business Day.

Settlement Procedures:  Settlement Procedures with regard to each Book-Entry
                        Note sold by the Company to or through an Agent shall be as follows:

                        A. The relevant Agent will advise the Company by facsimile transmission or telephone that such Note is a Book-Entry Note and of the following settlement information:

                             1.   Principal amount.

                             2.   Maturity Date.

                             3. In the case of a Fixed Rate Book-Entry Note, the Interest Rate, whether such Note is an Amortizing Note and, if so, the amortization schedule, or, in the case of a Floating Rate Book-Entry Note, the Initial Interest Rate (if known at such time), Interest Payment Dates, Interest Payment Period, Calculation Agent, Interest Rate Basis, Index Maturity, Interest Reset Period, Initial Interest Reset Date, Interest Reset Dates, Spread or Spread Multiplier (if any), Minimum Interest Rate (if any) and Maximum Interest Rate (if any).

                             4.   Redemption or repayment provisions, if any.

                             5.   Settlement date and time.

                             6.   Price.

                             7.   The Specified Currency

                             8. Agent's commission, if any, determined as provided in the Agreement.

                             9. Whether the Note is an Indexed Note, and if it is an Indexed Note, the Indexed Currency, the Currency Interest Rate Basis and the Determination Agent.

                             10. Whether the Note is a Dual Currency Note, and if it is a Dual Currency Note, the Face Amount Currency, the Optional Payment Currency, the Designated Exchange Rate, the Option Election Dates and the Option Value Calculation Agent.

                             11. Whether the Note is a Renewable Note, and if it is a Renewable Note, the Initial Maturity Date, the Final Maturity Date, the Election Dates and the Maturity Extension Dates.

                             12. Whether the Company has the option to extend the Original Maturity Date of the Note, and if so, the Final Maturity Date of such Note.

                             13. Whether the Note is an OID Note, and if it is an OID Note, the total amount of OID, the yield to maturity, the initial accrual period OID and the applicability of Modified Payment upon Acceleration (and, if so, the Issue Price).

                             14.  Any other applicable Terms.

                        B. The Company will advise the Bank by telephone or electronic transmission (confirmed in writing at any time on the same date) of the information set forth in Settlement Procedure "A" above. The Bank will then assign a CUSIP number to the Global Security representing such Note and will notify the Company and the Agent of such CUSIP number by telephone as soon as practicable.

                        C. The Bank will enter a pending deposit message through DTC's Participant Terminal System, providing the following settlement information to DTC, the relevant Agent and Standard & Poor's
                             Corporation:

                             1.   The information set forth in Settlement
                                  Procedure "A".

                             2. The Initial Interest Payment Date for such Note, the number of days by which such date succeeds the related DTC Record Date (which in the case of Floating Rate Notes which reset daily or weekly, shall be the date five calendar days immediately preceding the applicable Interest Payment Date and, in the case of all other Notes, shall be the Record Date as defined in the Note) and, if known, the amount of interest payable on such Initial Interest Payment Date.

                             3.   The CUSIP number of the Global Security
                                  representing such Note.

                             4. Whether such Global Security will represent any other Book-Entry Note (to the extent known at such time).

                             5. Whether such Note is an Amortizing Note (by an appropriate notation in the comments field of DTC's Participant Terminal System).

                             6. The number of Participant accounts to be maintained by DTC on behalf of the Agents and the Bank.

                        D. The Bank will complete and authenticate the Global Security representing such Note.

                        E.   DTC will credit such Note to the Bank's
                             participant account at DTC.

                        F. The Bank will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to (i) debit such Note to the Bank's participant account and credit such Note to the relevant Agent's participant account and (ii) debit such Agent's settlement account and credit the Bank's settlement account for an amount equal to the price of such Note less such Agent's commission, if any. The entry of such a deliver order shall constitute a representation and warranty by the Bank to DTC that (a) the Global Security representing such Book-Entry Note has been issued and authenticated and (b) the Bank is holding such Global Security pursuant to the Medium Term Note Certificate Agreement between the Bank and DTC.

                        G. Unless the relevant Agent purchased such Note as principal, such Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Note to such Agent's participant account and credit such Note to the participant accounts of the Participants with respect to such Note and (ii) to debit the settlement accounts of such Participants and credit the settlement account of such Agent for an amount equal to the price of such Note.

                        H. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "F" and "G" will be settled in accordance with SDFS operating procedures in effect on the settlement date.

                        I. With respect to Notes denominated in U.S. dollars, the Bank will credit to the U.S. dollar account of the Company maintained at a bank located in New York City (or with respect to Notes payable in a Specified Currency other than U.S. dollars, to a bank notified to such Agent from time to time in writing, which bank shall be located outside the United Kingdom in the case of Notes payable in a Specified Currency other than pounds sterling and which mature not later than five years from and including the date of issue thereof), notified to the Bank from time to time in writing, in funds available for immediate use in the amount transferred to the Bank, in accordance with Settlement Procedure "F".

                        J. Unless the relevant Agent purchased such Note as principal, such Agent will confirm the purchase of such Note to the purchaser either by transmitting to the Participants with respect to such Note a confirmation order or orders through DTC's institutional delivery system or by mailing a written confirmation to such purchaser.

                        K. Quarterly, the Bank will send to the Company a statement setting forth the principal amount of Notes outstanding as of that date under the Indenture and setting forth a brief description of any sales of which the Company has advised the Bank but which have not yet been settled.

Settlement Procedures   For sales by the Company of Book-Entry Notes to or
Timetable:              through an Agent for settlement on the first Business
                        Day after the sale date, Settlement Procedures "A" through "J" set forth above shall be completed as soon as possible but not later than the respective times
                        (New York City time) set forth below:

                        Settlement
                        Procedure Time

                        A              11:00 A.M. on the sale date
                        B              12:00 Noon on the sale date
                        C               2:00 P.M. on the sale date
                        D               9:00 A.M. on settlement date
                        E              10:00 A.M. on settlement date
                        F-G             2:00 P.M. on settlement date
                        H               4:45 P.M. on settlement date
                        I-J             5:00 P.M. on settlement date

                        If a sale is to be settled more than one Business Day after the sale date, Settlement Procedures "A", "B" and "C" shall be completed as soon as practicable but no later than 11:00 A.M., 12 Noon and 2:00 P.M., respectively, on the first Business Day after the sale date. If the Initial Interest Rate for a Floating Rate Book-Entry Note has not been determined at the time that Settlement Procedure "A" is completed, Settlement Procedure "B" and "C" shall be completed as soon as such rate has been determined but no later than 12 Noon and 2:00 P.M., respectively, on the second Business Day before the settlement date. Settlement Procedure "H" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date. If settlement of a Book-Entry Note is rescheduled or cancelled, the Bank, after receiving notice from the Company or the Agent, will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled settlement date.

Failure to Settle:      If the Bank fails to enter an SDFS deliver order with
                        respect to a Book-Entry Note pursuant to Settlement
                        Procedure "F", the Bank may deliver to DTC, through DTC's Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the Bank's participant account, provided that the Bank's participant account contains a principal amount of the Global Security representing such Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Security, the Bank will mark such Global Security "cancelled," make appropriate entries in the Bank's records and send such cancelled
                        Global Security to the Company. The CUSIP number assigned to such Global Security shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Security, the Bank will exchange such Global Security for two
                        Global Securities, one of which shall represent such Book-Entry Note or Notes and shall be cancelled immediately after issuance and the other of which shall represent the remaining Book-Entry Notes previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered Global
                        Security.

                        If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the relevant Agent may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures "F" and "G", respectively. Thereafter, the Bank will deliver the withdrawal message and take the related actions described in the preceding paragraph.

                        Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect.

                        In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Security, the Bank will provide, in accordance with Settlement Procedures "D" and "F", for the authentication and issuance of a Global Security representing the Book-Entry Notes to be represented by such Global Security and will make appropriate entries in its records.

Bank Not to Risk Funds: Nothing herein shall be deemed to require the Bank to risk or expend its own funds in connection with any payments to the Company, the Agents, DTC or any holders of Notes, it being understood by all parties that payments made by the Bank to the Company, the Agents, DTC or any holders of Notes shall be made only to the extent that funds are provided to the Bank for such purpose.

                     PART II: ADMINISTRATIVE PROCEDURES FOR
                               CERTIFICATED NOTES

The Bank will serve as registrar in connection with the Certificated Notes.


Issuance:               Each Certificated Note will be dated and issued as of
                        the date of its authentication by the Bank. Each
                        Certificated Note will bear an Original Issue Date, which will be (i) with respect to any Certificated Note
                        (or any portion thereof) issued on any date of settlement, such date of settlement and (ii) with respect to any Certificated Note (or portion thereof) issued subsequently upon transfer or exchange of a Certificated Note or in lieu of a destroyed, lost or stolen Certificated Note, the original issuance date of the predecessor Certificated Note, regardless of the date of authentication of such subsequently issued
                        Certificated Note.

Registration:           Certificated Notes will be issued only in fully
                        registered form without coupons.

Transfers and
Exchanges:              A Certificated Note may be presented for transfer or
                        exchange at the corporate trust office of the Bank.
                        Certificated Notes will be exchangeable for other
                        Certificated Notes having identical terms but different denominations without service charge. Certificated
                        Notes will not be exchangeable for Book-Entry Notes.

Maturities:             Each Certificated Note will mature on a date nine
                        months or more from its date of issue.

Currency:               Certificated Notes will be denominated in U.S. dollars
                        unless otherwise specified in the applicable Pricing
                        Supplement.

Denominations:          Unless otherwise specified in the applicable Pricing
                        Supplement, Certificated Notes will be issued in principal amounts of $1,000 (or, if the Specified
                        Currency is other than U.S. dollars, the minimum denomination thereof specified in the applicable
                        Pricing Supplement), or any amount in excess thereof which is an integral multiple of $1,000 (or, if the Specified Currency is other than U.S. dollars, integral multiples of such minimum denomination thereof specified in the applicable Pricing Supplement).

Interest:               General. Interest on each Certificated Note will accrue
                        from the Original Issue Date of such Note for the first interest period and from the most recent date to which interest has been paid for all subsequent interest periods. Unless otherwise specified in the applicable
                        Pricing Supplement, each payment of interest on a Certificated Note will include interest accrued from and including the immediately preceding Interest
                        Payment Date to but excluding the related Interest
                        Payment Date or the Maturity Date, as the case may be.

                        Record Dates. Unless otherwise specified in the applicable Pricing Supplement, the Record Date with respect to any Interest Payment Date shall be the fifteenth calendar day (whether or not a Business Day) immediately preceding such Interest Payment Date.

                        Fixed Rate Certificated Notes. Unless otherwise specified in the applicable Pricing Supplement, Interest Payment Dates for Fixed Rate Certificated Notes will be made semiannually on June 15 and December 15 of each year; provided that, in addition to other amounts due and payable on any Maturity Date, interest accrued from and including the immediately preceding Interest Payment Date shall be paid on such Maturity Date. In the event that any Interest Payment Date or Maturity Date for a Fixed Rate Certificated Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day, and no interest shall accrue on such payment for the period from and after such Interest Payment Date or Maturity Date to such next succeeding Business Day. The first payment of interest on any Fixed Rate Certificated Note issued between a Record Date and an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Record Date.

                        Floating Rate Certificated Notes. Except as provided in the applicable Pricing Supplement, interest will be payable in the case of Floating Rate Certificated Notes which reset (i) daily, weekly or monthly, on a Business Day that occurs in each month or that occurs in each third month, as specified in the applicable Pricing Supplement; (ii) quarterly, on a Business Day that occurs in each third month, as specified in the applicable Pricing Supplement; (iii) semiannually, on a Business Day that occurs in each of two months of each year, as specified in the applicable Pricing Supplement; and (iv) annually, on a Business Day that occurs in one month of each year, as specified in the applicable Pricing Supplement (each, an "Interest Payment Date"), and, in each case, on the Maturity Date. If an Interest Payment Date for Floating Rate Certificated Notes would otherwise be a day that is not a Business Day, such Interest Payment Date will be the next succeeding Business Day and no interest shall accrue for the period from and after such Interest Payment Date, except that if such Note is a LIBOR Note and such Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day. In the case of a Floating Rate Certificated Note issued between a Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Record Date.

Calculation of          Fixed Rate Certificated Notes. Unless otherwise
Interest:               specified in the applicable Pricing Supplement,
                        interest on Fixed Rate Certificated Notes (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months.

                        Floating Rate Certificated Notes. Unless otherwise specified in the applicable Pricing Supplement, interest rates on Floating Rate Certificated Notes will be determined as set forth in the form of such Notes. Interest on Floating Rate Certificated Notes will be calculated on the basis of actual days elapsed and a year of 360 days except that in the case of Treasury Rate Notes, interest will be calculated on the basis of the actual number of days in the year.

Payments of Principal   Payments on Certificated Notes denominated in U.S.
and Interest:           dollars will be made in the manner described below.
                        Payments on Certificated Notes denominated in a Specified Currency other than U.S. dollars will be made in the manner described below, except as otherwise provided in the Notes. The Bank will pay the principal amount of each Certificated Note at maturity or upon redemption or repayment upon presentation and surrender of such Note to the Bank. Such payment, together with payment of interest due at maturity or upon redemption or repayment of such Note, will be made in funds available for immediate use by the Bank and in turn by the holder of such Note. Certificated Notes presented for payment to the Bank at maturity or upon redemption or repayment will be cancelled by the Bank and delivered to the Company with a certificate of cancellation. All interest payments on a Certificated
                        Note (other than interest due at maturity or upon redemption or repayment) will be made by check drawn on the Bank (or another person appointed by the Bank) and mailed by the Bank to the person entitled thereto as provided in such Note and the Indenture; provided, however, that the holder of U.S. $5,000,000 (or, if the Specified Currency is other than U.S. dollars, the equivalent thereof in such Specified Currency) or more in aggregate principal amount of Certificated Notes
                        (having identical terms and provisions) will be entitled to receive payments of interest by wire transfer of immediately available funds to an account maintained by the holder within the United States.
                        Following each Record Date, the Bank will furnish the Company with a list of interest payments to be made on the following Interest Payment Date for each Certificated Note and in total for all Certificated
                        Notes. Interest at maturity or upon redemption or repayment will be payable to the person to whom the payment of principal is payable. The Bank will provide monthly to the Company lists of principal and interest, to the extent ascertainable, to be paid on Certificated
                        Notes maturing or to be redeemed in the next month. The
                        Bank will be responsible for withholding taxes on interest paid on Certificated Notes as required by applicable law.

                        If the Maturity Date or redemption or repayment date of a Certificated Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date, Maturity Date or redemption or repayment date, as the case may be.

Preparation of Pricing  If any order to purchase a Certificated Note is
Supplement:             accepted by or on behalf of the Company, the Company
                        will prepare a pricing supplement (a "Pricing
                        Supplement") reflecting the terms of such Note and will arrange to file such Pricing Supplement with the Commission in accordance with the applicable paragraph of Rule 424 under the Securities Act and will deliver the number of copies of such Pricing Supplement to the relevant Agent as such Agent shall request by the close of business on the following Business Day. The relevant
                        Agent will cause such Pricing Supplement to be delivered to the purchaser of the Note. In each instance that a Pricing Supplement is prepared, the Agents receiving such Pricing Supplement will affix the Pricing Supplement to Prospectuses prior to their use.
                        Outdated Pricing Supplements, and the Prospectuses to which they are attached (other than those retained for files), will be destroyed.

Settlement:             The receipt by the Company of immediately available
                        funds in exchange for an authenticated Certificated
                        Note delivered to the relevant Agent and such Agent's delivery of such Note against receipt of immediately available funds shall constitute "settlement" with respect to such Note. All offers accepted by the Company will be settled on or before the third Business
                        Day next succeeding the date of acceptance pursuant to the timetable for settlement set forth below, unless the Company and the purchaser agree to settlement on another date.

Settlement Procedures:  Settlement Procedures with regard to each Certificated
                        Note sold by the Company to or through an Agent shall be as follows:

                        A. The relevant Agent will advise the Company by facsimile transmission or telephone that such Note is a Certificated Note and of the following settlement information:

                             1. Name in which such Note is to be registered ("Registered Owner").

                             2. Address of the Registered Owner and address for payment of principal and interest.

                             3.   Taxpayer identification number of the
                                  Registered Owner (if available).

                             4.   Principal amount.

                             5.   Maturity Date.

                             6. In the case of a Fixed Rate Certificated Note, the Interest Rate, the applicability of Annual Interest Payments and whether such
                                  Note is an Amortizing Note and, if so, the amortization schedule, or, in the case of a Floating Rate Certificated Note, the Initial Interest Rate (if known at such time), Interest Payment Dates, Interest Payment Period, Calculation Agent, Interest Rate Basis, Index Maturity, Interest Reset Period, Interest Reset Dates, Spread or Spread Multiplier (if any), Minimum Interest Rate (if any), Maximum Interest Rate (if any), and the Alternate Rate Event Spread (if any).

                             7.   Redemption or repayment provisions, if any.

                             8.   Settlement date and time.

                             9.   Price.

                             10. Agent's commission, if any, determined as provided in the Agreement.

                             11.  Specified Currency

                             12.  Denominations.

                             13. Whether the Note is an Indexed Note, and if it is an Indexed Note, the Indexed Currency, the Currency Interest Rate Basis and the Determination Agent.

                             14. Whether the Note is a Dual Currency Note, and if it is a Dual Currency Note, the Face Amount Currency, the Optional Payment Currency, the Designated Exchange Rate, the Option Election Dates and the Option Value Calculation Agent.

                             15. If applicable, wire transfer instructions, including name of banking institution where transfer is to be made and account number.

                             16. Whether the Note is a Renewable Note, and if it is a Renewable Note, the Initial Maturity Date, the Final Maturity Date, the Election Dates and the Maturity Extension Dates.

                             17. Whether the Company has the option to extend the Original Maturity Date of the Note, and, if so, the Final Maturity Date of such Note.

                             18. Whether the Note is an OID Note, and if it is an OID Note, the total amount of OID, the yield to maturity, the initial accrual period OID and the applicability of Modified Payment upon Acceleration (and, if so, the Issue Price).

                             19.  Any other applicable terms.

                        B. The Company will advise the Bank by telephone or electronic transmission (confirmed in writing at any time on the sale date) of the information set forth in Settlement Procedure "A" above.

                        C. The Company will have delivered to the Bank a pre-printed fourply packet for such Note, which packet will contain the following documents in forms that have been approved by the Company, the relevant Agent and the Bank:

                             1.   Note with customer confirmation.

                             2.   Stub One - For the Bank.

                             3.   Stub Two - For the relevant Agent.

                             4.   Stub Three - For the Company.

                        D. The Bank will complete such Note and authenticate such Note and deliver it (with the confirmation) and Stubs One and Two to the relevant Agent, and such Agent will acknowledge receipt of the Note by stamping or otherwise marking Stub One and returning it to the Bank. Such delivery will be made only against such acknowledgment of receipt and evidence that instructions have been given by such Agent for payment to the U.S. dollar account of the Company maintained at the Bank, New York, New York (or, with respect to Notes payable in a Specified Currency other than U.S. dollars, to an account maintained at a bank selected by the Company which bank shall be located outside the United Kingdom in the case of Notes payable in a Specified Currency other than pounds sterling that mature not later than five years from and including the date of issue thereof) in funds available for immediate use, of an amount equal to the price of such Note less such Agent's commission, if any. In the event that the instructions given by such Agent for payment to the account of the Company are revoked, the Company will as promptly as possible wire transfer to the account of such Agent an amount of immediately available funds equal to the amount of such payment made.

                        E. Unless the relevant Agent purchased such Note as principal, such Agent will deliver such Note (with confirmation) to the customer against payment in immediately available funds. Such Agent will obtain the acknowledgment of receipt of such Note by retaining Stub Two.

                        F. The Bank will send Stub Three to the Company by first-class mail. Periodically, the Bank will also send to the Company a statement setting forth the principal amount of the Notes Outstanding as of that date under the Indenture and setting forth a brief description of any sales of which the Company has advised the Bank but which have not yet been settled.

Settlement Procedures   For sales by the Company of Procedures Certificated
Timetable:              Notes to or through an Agent, Settlement Procedures "A"
                        through "F" set forth above shall be completed on or before the respective times (New York City time) set forth below:

                        Settlement
                        Procedure

                        A              2:00 P.M. on day before settlement date
                        B              3:00 P.M. on day before settlement date
                        C-D            2:15 P.M. on settlement date
                        E              3:00 P.M. on settlement date
                        F              5:00 P.M. on settlement date

Failure to Settle:      If a purchaser fails to accept delivery of and make
                        payment for any Certificated Note, the relevant Agent will notify the Company and the Bank by telephone and return such Note to the Bank. Upon receipt of such notice, the Company will immediately wire transfer to the account of such Agent an amount equal to the amount previously credited thereto in respect of such Note.
                        Such wire transfer will be made on the settlement date, if possible, and in any event not later than the Business Day following the settlement date. If the failure shall have occurred for any reason other than a default by such Agent in the performance of its obligations hereunder and under the Distribution
                        Agreement with the Company, then the Company will reimburse such Agent or the Bank, as appropriate, on an equitable basis for its loss of the use of the funds during the period when they were credited to the account of the Company. Immediately upon receipt of the Certificated Note in respect of which such failure occurred, the Bank will mark such Note "cancelled," make appropriate entries in the Bank's records and send such Note to the Company.

Bank Not to Risk Funds: Nothing herein shall be deemed to require the Bank to risk or expend its own funds in connection with any payments to the Company, the Agents, DTC or any holders of Notes, it being understood by all parties that payments made by the Bank to the Company, the Agents, DTC or any holders of Notes shall be made only to the extent that funds are provided to the Bank for such purpose.

                                                                      EXHIBIT C

                           [Letterhead of Purchaser]


                                                                  _______, 199_


Donaldson, Lufkin & Jenrette, Inc.
277 Park Avenue
New York, New York  10172

Ladies and Gentlemen:

         This letter sets forth the terms and conditions upon which [name of Purchaser] (the "Purchaser") proposes to purchase as principal from Donaldson, Lufkin & Jenrette, Inc. (the "Company") the Medium-Term Notes (the "Purchased Securities") of the Company described in Schedule I hereto and in the Company's Prospectus dated August 15, 1996, as supplemented by the Prospectus Supplement dated April 8, 1997 and Pricing Supplement No. [insert number] relating to the Purchased Securities (collectively, the "Prospectus").

         The Company acknowledges that it has entered into a Distribution Agreement, dated April 8, 1997 (the "Distribution Agreement"), with Donaldson Lufkin & Jenrette Securities Corporation, BancAmerica Securities, Inc., Banque Paribas, Chase Securities Inc., Citicorp Securities, Inc., Credit Lyonnais Securities (USA) Inc., Deutsche Morgan Grenfell Inc., First Chicago Capital Markets, Inc., NationsBanc Capital Markets, Inc., Societe Generale Securities Corporation and UBS Securities LLC, as agents (the "Agents"), providing for the sale of its Medium-Term Notes due nine months or more from date of issue to or through the Agents acting as principal or agent. The Company represents and warrants to the Purchaser that the representations and warranties of the Company made in the Distribution Agreement are true and correct as though made on and as of the date hereof and will be true and correct on and as of the Time of Delivery; provided, however, that the following terms have the meanings indicated: (i) "Agent" means the Purchaser; (ii) "this Agreement" means this letter and (iii) "Notes" means the Purchased Securities.

         The Company and the Purchaser further agree that the following provisions of the Distribution Agreement shall be incorporated by reference into and made a part of this letter with respect to the Purchased Securities, as if the Purchaser were an Agent purchasing Notes as principal pursuant to a Terms Agreement and this letter were a Terms Agreement (and the Purchaser were the Agent signatory thereto): (i) Section 4, for so long as the Purchaser shall be required to deliver a prospectus in connection with the Purchased Securities; (ii) Section 5; (iii) Section 6; and (iv) Section 7.

         Terms used herein without definition have the meanings specified in the Distribution Agreement.

                                            Very truly yours,

                                            [NAME OF PURCHASER]



                                            By:
                                               ------------------------------
                                               Name:
                                               Title:


Agreed and accepted.

DONALDSON, LUFKIN & JENRETTE, INC.



By
  ---------------------------
  Name:
  Title:

                                   Schedule I


Designation:

Principal Amount:

Issue Price:

Original Issue Date:

Interest rate and
other provisions:                   As described in the Prospectus

Purchase Price:

Time of Delivery:

Place of Delivery:

Manner of payment                   As described in the Administrative
and delivery:                       Procedures relating to [Book-Entry]
                                    [Certificated] Notes or as otherwise
                                    agreed by the parties

Other Terms:

                                       3